AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1997
                                                  REGISTRATION NO.
   ==========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                 -------------------
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 -------------------
                           TEXAS UTILITIES ELECTRIC COMPANY
                (Exact name of registrant as specified in its charter)

                          TEXAS                     75-1837355
                     (State or other             (I.R.S. Employer
                     jurisdiction of           Identification No.)
                     incorporation or
                      organization)

                           ENERGY PLAZA, 1601 BRYAN STREET
                                 DALLAS, TEXAS 75201
                                    (214) 812-4600
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      ROBERT A. WOOLDRIDGE,    PETER B. TINKHAM, ESQ.   ROBERT J. REGER, JR.,
               ESQ.           SECRETARY AND ASSISTANT          ESQ.
        WORSHAM, FORSYTHE            TREASURER            REID & PRIEST LLP
       & WOOLDRIDGE, L.L.P.       TEXAS UTILITIES        40 WEST 57TH STREET
        ENERGY PLAZA, 1601        ELECTRIC COMPANY        NEW YORK, NEW YORK
           BRYAN STREET          ENERGY PLAZA, 1601             10019
       DALLAS, TEXAS 75201          BRYAN STREET            (212) 603-2000
          (214) 979-3000        DALLAS, TEXAS 75201
                                   (214) 812-4600
            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
                                 -------------------
           IT IS RESPECTFULLY REQUESTED THAT THE COMMISSION SEND COPIES OF
                      ALL NOTICES, ORDERS AND COMMUNICATIONS TO:

                                STEPHEN K. WAITE, ESQ.
                         WINTHROP, STIMSON, PUTNAM & ROBERTS
                                ONE BATTERY PARK PLAZA
                               NEW YORK, NEW YORK 10004
                                    (212) 858-1000

                                 -------------------
             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

             IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

             IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

             IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

             IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

             IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                                 -------------------

                           CALCULATION OF REGISTRATION FEE
      =========================================================================
                                          PROPOSED    PROPOSED
                                          MAXIMUM      MAXIMUM
      TITLE OF EACH CLASS                 OFFERING    AGGREGATE     AMOUNT OF
      OF SECURITIES TO BE   AMOUNT TO BE   PRICE      OFFERING     REGISTRATION
           REGISTERED        REGISTERED   PER UNIT      PRICE          FEE
      -------------------------------------------------------------------------
      First Mortgage            (1)(3)      (2)        (1)(2)(3)       N/A
      Bonds . . . . . . .
      -------------------------------------------------------------------------
      Debt Securities . .       (1)(4)      (2)        (1)(2)(4)       N/A
      -------------------------------------------------------------------------
        Total   . . . . .   $350,000,000    (2)     $350,000,000     $103,250
      =========================================================================
          (1)  In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $350,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $350,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
          (2) The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
          (3) Subject to footnote (1), there are being registered hereunder an indeterminate principal amount of First
               Mortgage Bonds as may be sold, from time to time, by the registrant.
          (4) Subject to footnote (1), there are being registered hereunder an indeterminate principal amount of Debt
               Securities as may be sold, from time to time, by the registrant.

             Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement File No. 33-83976.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                    SUBJECT TO COMPLETION, DATED DECEMBER 22, 1997



          PROSPECTUS


          $498,850,000


          TEXAS UTILITIES ELECTRIC COMPANY

          FIRST MORTGAGE BONDS

          DEBT SECURITIES


               Texas Utilities Electric Company (Company) intends to offer from time to time up to $498,850,000 in aggregate principal amount of (i) its First Mortgage Bonds (New Bonds), (ii) unsecured debt securities of the Company consisting of debentures, notes or other unsecured evidence of indebtedness (New Debt Securities), or (iii) any combination of the foregoing, in one or more series at prices and on terms to be determined at the time of sale. New Bonds and New Debt Securities are collectively referred to herein as "Securities."

               For each issue of Securities for which this Prospectus is being delivered (Offered Bonds or Offered Debt Securities, as the case may be, and, together, Offered Securities) there will be an accompanying Prospectus Supplement (Prospectus Supplement) that sets forth, without limitation and to the extent applicable, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, rate of interest (which may be fixed or variable) or method of calculation thereof, time of payment of interest, any terms for redemption, any sinking fund provisions, the initial public offering price, the principal amounts, if any, to be purchased by underwriters and any other special terms of the Offered Securities.

               The Company may sell the Securities through underwriters, dealers or agents, or directly to one or more of a limited number of purchasers. If any agents of the Company or any underwriters are involved in the sales of the Offered Securities, the names of such agents or such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement. See PLAN OF DISTRIBUTION for possible indemnification arrangements for underwriters and agents.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is     , 1997.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934 Act), are incorporated herein by reference:

               1. Annual Report on Form 10-K for the year ended December 31, 1996 (1996 10-K).

               2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

               3. Current Reports on Form 8-K, dated March 31, 1997 and December 17, 1997.

               All documents subsequently filed by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE INCORPORATED DOCUMENTS WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO: SECRETARY, TEXAS UTILITIES ELECTRIC COMPANY, ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201, TELEPHONE NUMBER (214) 812-4600.


                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information filed by the Company. Certain Depositary Shares representing fractional interests in shares of cumulative preferred stock of the Company and preferred securities of certain subsidiary trusts of the Company are listed on the New York Stock Exchange, where reports and other information concerning the Company may be inspected.

               Securityholders of the Company may obtain, upon request, copies of an Annual Report on Form 10-K containing financial statements as of the end of the most recent fiscal year audited and reported upon (with an opinion expressed) by independent auditors.


                                     THE COMPANY

                    The Company was incorporated under the laws of the State of Texas in 1982 and has perpetual existence under the provisions of the Texas Business Corporation Act. The Company is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the State of Texas. The principal executive offices of the Company are located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; the telephone number is (214) 812-4600.

                    The Company's service area covers the north central, eastern and western parts of Texas, with a population estimated
          at 5,890,000   about one-third of the population of Texas.
          Electric service is provided in 91 counties and 372 incorporated municipalities, including Dallas, Fort Worth, Arlington, Irving, Plano, Waco, Mesquite, Grand Prairie, Wichita Falls, Odessa, Midland, Carrollton, Tyler, Richardson and Killeen. The area is a diversified commercial and industrial center with substantial banking, insurance, communications, electronics, aerospace, petrochemical and specialized steel manufacturing, and automotive and aircraft assembly. The territory served includes major portions of the oil and gas fields in the Permian Basin and East Texas, as well as substantial farming and ranching sections of the State. It also includes the Dallas-Fort Worth International Airport and the Alliance Airport.

                    The Company is the principal subsidiary of Texas Energy Industries, Inc. (TEI), which is a subsidiary of the newly formed holding company, Texas Utilities Company (Texas Utilities). The other electric utility subsidiaries of TEI are Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas with a population estimated at 126,900, and Texas Utilities Australia Pty. Ltd., owner of Eastern Energy Limited, which is engaged in the purchase, distribution, marketing and sale of electric energy to approximately 481,000 customers in the State of Victoria, Australia. TEI also has three other subsidiaries which perform specialized functions within the Texas Utilities system: Texas Utilities Fuel Company owns a natural gas pipeline system, acquires, stores and delivers fuel gas and provides other fuel services at cost for the generation of electric energy by the Company; Texas Utilities Mining Company owns, leases and operates fuel production facilities for the surface mining and recovery of lignite at cost for the generation of electric energy by the Company; and Texas Utilities Services Inc. provides financial, accounting, information technology, environmental services, customer services, personnel, procurement and other administrative services at cost. In August 1997, Texas Utilities became the holding company for both TEI and ENSERCH Corporation (ENSERCH). Pursuant to the transaction, Lone Star Gas Company and Lone Star Pipeline Company, the local distribution and pipeline divisions of ENSERCH, and other businesses, excluding Enserch Exploration Inc. and Lone Star Energy Plant Operations, Inc., formerly subsidiaries of ENSERCH, were acquired by Texas Utilities. In addition, in November 1997, Texas Utilities acquired Lufkin-Conroe Communications Co. (LCC). LCC offers long-distance, cellular, internet and other services and provides local telephone services in Southeast Texas.

                                   USE OF PROCEEDS

               The Company is offering hereby a maximum of $498,850,000 aggregate principal amount of Securities. The net proceeds to be received by the Company from the sale of the Securities, together with funds from operations, are expected to be used for the redemption or repurchase of certain of its outstanding debt and preferred stock, and may also be used to meet expenditures for its construction program and for other corporate purposes, including the repayment of short-term borrowings incurred for similar purposes and outstanding at the time of any such sale. Proceeds may be temporarily invested in short-term instruments pending their application to the foregoing purposes.

               Reference is made to the Incorporated Documents with respect to the Company's estimated capital expenditures and its general financing plan and capabilities. Reference is also made to the Prospectus Supplement applicable to each series of Offered Securities.


                          RATIO OF EARNINGS TO FIXED CHARGES

               The ratio of earnings to fixed charges for each of the years ended December 31, 1992 through 1996 and the twelve months ended September 30, 1997 was 2.48, 2.00, 2.45, 2.02, 2.95 and 2.84,
          respectively. The computation of the ratio of earnings to fixed charges does not include interest payments made by affiliated companies on senior notes, which are recovered currently through the fuel component of rates.


                               DESCRIPTION OF NEW BONDS

               General. The New Bonds are to be issued under the Company's Mortgage and Deed of Trust, dated as of December 1, 1983, as supplemented, with The Bank of New York, Trustee (Mortgage Trustee), referred to herein as the "Mortgage." Whenever particular provisions or defined terms in the Mortgage are referred to under this DESCRIPTION OF NEW BONDS, such provisions or defined terms are incorporated by reference herein.

               As herein summarized, bonds now or hereafter issued under the Mortgage (Bonds) are, or will be, secured by a first mortgage Lien on certain property of the Company. Bonds issued under the Mortgage are equally secured and pari passu.

               The Mortgage is an exhibit to the Registration Statement. The statements herein concerning the Mortgage, the New Bonds and the Bonds are merely an outline and do not purport to be complete. Such statements include terms defined in the Mortgage and are qualified in their entirety by reference to the Mortgage.

               The New Bonds will be issuable in the form of fully registered bonds in denominations of $1,000 and any multiple thereof, unless otherwise specified in the Prospectus Supplement. The New Bonds may be transferred without charge, other than for applicable taxes or other governmental charges, at The Bank of New York, New York, New York.

               Maturity and Interest Payments. Reference is made to the Prospectus Supplement for the date or dates on which the Offered Bonds will mature; the rate or rates per annum at which the Offered Bonds will bear interest; and the times at which such interest will be payable.

               Redemption, Repayment or Purchase of New Bonds. The New Bonds may be redeemable, in whole or in part, on not less than 30 days' notice either at the option of the Company or as required by the Mortgage.

               Reference is made to the Prospectus Supplement for the redemption terms, if any, and other specific terms of the Offered Bonds.

               If, at the time notice of redemption is given, the redemption moneys are not held by the Mortgage Trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received.

               While the Mortgage contains provisions for the maintenance of the Mortgaged and Pledged Property, the Mortgage does not permit redemption of Bonds pursuant to these provisions. There is no sinking fund under the Mortgage.

               Cash deposited under any provisions of the Mortgage may be applied (with certain exceptions) to the purchase or redemption of Bonds of any series. (Mortgage, Arts. XII and XIII.)

               In addition to or in lieu of any terms of redemption, the Company may grant holders of a particular series of New Bonds the right to tender their bonds prior to maturity to the Company for repayment at stated prices and at stated times. Reference is made to the Prospectus Supplement for the terms of any such right to tender New Bonds.

               Security and Priority. The Bonds issued under the Mortgage will be secured by a first mortgage Lien of the Mortgage. Substantially all of the Company's property is subject to the Lien of the Mortgage.

               The Lien of the Mortgage is subject to Excepted
          Encumbrances, including tax and construction liens, purchase money liens and certain other exceptions.

               There are excepted from the Lien of the Mortgage all cash and securities (except those specifically deposited); equipment, materials or supplies held for sale or other disposition; any fuel and similar consumable materials and supplies; automobiles, other vehicles, aircraft and vessels; timber, minerals, mineral rights and royalties; receivables, contracts, leases and operating agreements; electric energy, gas, water, steam, ice and other products for sale, distribution or other use; natural gas wells; and gas transportation lines or other property used in the sale of natural gas to customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system.

               The Mortgage contains provisions subjecting after-acquired property to the Lien thereof. These provisions may be limited, at the option of the Company, in the case of consolidation, merger or sale of substantially all of the Company's assets. (Mortgage, Sec. 18.03.) In addition, after-acquired property may be subject to purchase money mortgages and other liens or defects in title.

               The Mortgage provides that the Mortgage Trustee shall have a lien upon the mortgaged property, prior to the Bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Mortgage, Sec. 19.09.)

               Issuance of Additional Bonds. The maximum principal amount of Bonds which may be issued under the Mortgage is not limited. Bonds of any series may be issued from time to time on the basis of: (1) 70% of qualified Property Additions after adjustments to offset retirements; (2) retirement of Bonds or certain prior lien bonds; and/or (3) deposits of cash. With certain exceptions in the case of (2) above, the issuance of Bonds is subject to Adjusted Net Earnings of the Company (before income taxes) being, for 12 out of the preceding 15 months, equal to at least twice the Annual Interest Requirements on all Bonds at the time outstanding, including the additional issue and all other indebtedness of prior rank. In general, interest on variable interest bonds, if any, is calculated using the average rate in effect during such 12 month period.

               Property Additions generally include electric, gas, steam and/or hot water utility property but not fuel, securities, automobiles, other vehicles or aircraft, or property used principally for the production or gathering of natural gas.

               Unfunded net Property Additions, at cost, of approximately $7,544,000,000.00 were available under the Mortgage as of October 31, 1997. Up to approximately $5,281,000,000.00 aggregate principal amount of Bonds could be issued based on such Property Additions. In addition, approximately $1,738,000,000.00 aggregate principal amount of Bonds could be issued on the basis of Bonds that have been retired, subject, where applicable, to the earnings test and other requirements of the Mortgage.

               The issuance of Bonds on the basis of Property Additions subject to prior liens is restricted. (Mortgage, Secs. 1.04 to 1.07 and 3.01 to 7.01.)

               Release and Substitution of Property. Property subject to the Lien of the Mortgage may be released upon the basis of: (1) the deposit of cash or, to a limited extent, purchase money mortgages, (2) Property Additions, after making adjustments for certain prior lien bonds outstanding against Property Additions, and/or (3) waiver of the right to issue Bonds. Cash may be withdrawn upon the bases stated in (2) and (3) above. When property released is not funded property, Property Additions used to effect the release may be available as credits under the Mortgage. Similar provisions are in effect as to cash proceeds of such property. The Mortgage contains special provisions with respect to certain prior lien bonds deposited and disposition of moneys received on deposited prior lien bonds. (Mortgage, Secs. 1.05, 7.02, 7.03, 9.05, 10.01 to 10.04 and 13.03 to 13.09.)

               Dividend Restrictions. The Mortgage provides that the Company may declare or pay dividends (other than dividends payable solely in shares of its common stock) on any shares of its common stock only out of the unreserved and unrestricted retained earnings of the Company and will not make any such declaration or payment when the Company is insolvent, or when the payment thereof would render the Company insolvent. (Mortgage, Sec. 9.07.) The amount restricted is subject to being increased or decreased on the basis of various factors, and any restricted retained earnings can be otherwise used by the Company. Reference is made to the Incorporated Documents for information relating to other restrictions.

               Special Provisions for Retirement of Bonds. If mortgaged property is condemned or sold (other than in a project to be jointly owned by the Company and others) to any governmental authority resulting in the receipt of $50,000,000 or more as proceeds, the Company (subject to certain conditions) must apply such proceeds, less certain deductions, to the retirement of Bonds. (Mortgage, Sec. 9.14.)

               Modification. The rights of bondholders may be modified with the consent of holders of 60% of the Bonds, or, if less than all series of Bonds are adversely affected, the consent of the holders of 60% of the Bonds adversely affected and (unless Bonds issued prior to 1989 are retired or the holders thereof otherwise consent) of the holders of a majority of all Bonds. In general, no modification of the terms of payment of principal, premium, if any, or interest and no modification affecting the Lien or reducing the percentage required for modification is effective against any bondholder without such holder's consent. (Mortgage, Art. XXI.)

               Defaults and Notice Thereof. Defaults are defined in the Mortgage as: default in payment of principal; default for 60 days in payment of interest or an installment of any fund required to be applied to the purchase or redemption of any Bonds; default in payment of principal or interest with respect to certain prior lien bonds; certain events in bankruptcy, insolvency or reorganization; and default in other covenants for 90 days after notice. (Mortgage, Sec. 15.01.) The Mortgage Trustee may withhold notice of default (except in the case of a default in the payment of principal, interest or an installment of any fund required to be applied to the purchase or redemption of any Bonds) if it determines that it is in the best interest of the bondholders. (Mortgage, Sec. 15.02.)

               The Mortgage Trustee or the holders of 25% of the Bonds may declare the principal and interest due and payable on Default, but a majority may annul such declaration if such Default has been cured. (Mortgage, Sec. 15.03.) No holder of Bonds may enforce the Lien of the Mortgage without giving the Mortgage Trustee written notice of a Default and unless the holders of 25% of the Bonds have requested the Mortgage Trustee to act and have offered it reasonable opportunity to act and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred thereby and the Mortgage Trustee shall have failed to act. (Mortgage, Sec. 15.16.) The holders of a majority of the Bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee or exercising any trust or power conferred on the Mortgage Trustee. (Mortgage, Sec. 15.07.) The Mortgage Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured. (Mortgage, Sec. 19.08.)

               Satisfaction and Discharge of Mortgage. Upon the Company's making due provision for the payment of all of the Bonds and paying all other sums due under the Mortgage, the Mortgage shall cease to be of further effect and may be satisfied and discharged of record. (Mortgage, Art. XX.)

               Evidence to be Furnished to the Mortgage Trustee.
          Compliance with Mortgage provisions is evidenced by written statements of Company officers or persons selected or paid by the Company. In certain cases, opinions of counsel and certification of an engineer, accountant, appraiser or other expert (who in some cases must be independent) must be furnished. The Company must give the Mortgage Trustee an annual statement as to whether or not the Company has fulfilled its obligations under the Mortgage throughout the preceding calendar year.


                          DESCRIPTION OF NEW DEBT SECURITIES

               The New Debt Securities will be issued in one or more series under an Indenture (For Unsecured Debt Securities) dated as of August 1, 1997, between the Company and The Bank of New York, Trustee (Indenture Trustee), referred to herein as the "Indenture." The following description of the terms of the New Debt Securities does not purport to be complete and is qualified in its entirety by reference to (i) the Indenture and (ii) one or more officer's certificates establishing the New Debt Securities to which a form of Debt Security is attached. Whenever particular provisions or defined terms in the Indenture are referred to under this DESCRIPTION OF NEW DEBT SECURITIES, such provisions or defined terms are incorporated by reference herein.

               General. The Indenture provides for the issuance of debentures, notes or other unsecured evidence of indebtedness, including the New Debt Securities, by the Company (each a Debt Security and together the Debt Securities) in an unlimited amount from time to time. All Debt Securities will be unsecured obligations of the Company. All Debt Securities issued under the Indenture will rank equally and ratably with all other Debt Securities issued under the Indenture. The Indenture does not limit other unsecured debt. The Company's financial statements included in the Incorporated Documents show the total amount of unsecured debt, including Debt Securities, and of the Company's First Mortgage Bonds outstanding at the date of such statements. See the Prospectus Supplement applicable to each series of Offered Debt Securities.

               The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the New Debt Securities of the related series: (1) the title of such New Debt Securities; (2) any limit upon the aggregate principal amount of such New Debt Securities; (3) the date or dates on which the principal of such New Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, or the method by which such rate will be determined, at which such New Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any interest payable on any Interest Payment Date and the Person or Persons to whom interest on such New Debt Securities will be payable on any Interest Payment Date, if other than the Persons in whose names such New Debt Securities are registered at the close of business on the Regular Record Date for such interest; (5) the place or places where, subject to the terms of the Indenture as described below under Payment and Paying Agents, the principal of and premium, if any, and interest on such New Debt Securities will be payable and where, subject to the terms of the Indenture as described below under Registration and Transfer, such New Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of such New Debt Securities and the Indenture may be served; the Security Registrar for such New Debt Securities; and, if such is the case, that the principal of such New Debt Securities will be payable without presentment or surrender thereof; (6) the period or periods within, or date or dates on, which, the price or prices at which and the terms and conditions upon which such New Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation or obligations, if any, of the Company to redeem or purchase any of such New Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which such New Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder; (8) the denominations in which any such New Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (9) the currency or currencies, including composite currencies in which the principal of or any premium or interest on such New Debt Securities will be payable (if other than in Dollars); (10) if the principal of or any premium or interest on such New Debt Securities is to be payable, at the election of the Company or the Holder thereof, in a coin or currency other than that in which such New Debt Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election is to be made; (11) if the principal of or premium or interest on such New Debt Securities is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method or other means by which such amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;
          (12) if the amount payable in respect of principal of or any premium or interest on such New Debt Securities may be determined with reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of such New Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) any Events of Default, in addition to those specified in the Indenture, with respect to such New Debt Securities and any covenants of the Company for the benefit of the Holders of such New Debt Securities, in addition to those specified in the Indenture; (15) the terms, if any, pursuant to which such New Debt Securities may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person; (16) the obligations or instruments, if any, which will be considered to be Eligible Obligations in respect of such New Debt Securities denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such New Debt Securities after the satisfaction and discharge thereof; (17) if such New Debt Securities are to be issued in global form, (i) any limitations on the rights of the Holders of such New Debt Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such New Debt Securities; (18) if such New Debt Securities are to be issuable as bearer securities any and all matters incidental thereto; (19) to the extent not addressed in item (17) above, any limitations on the rights of the Holders of such New Debt Securities to transfer or exchange such New Debt Securities or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of such New Debt Securities, the amount or terms thereof; (20) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to such New Debt Securities; and (21) any other terms of such New Debt Securities, not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

               New Debt Securities may be sold at a discount below their principal amount. Certain special United States Federal income tax considerations, if any, applicable to New Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States Federal income tax or other considerations, if any, applicable to any New Debt Securities which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.

               Except as may otherwise be described in the applicable Prospectus Supplement, the covenants contained in the Indenture would not afford Holders of New Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

               Payment and Paying Agents. Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the Person in whose name such Debt Security is registered as of the close of business on the Regular Record Date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, hereinafter a Maturity) will be paid to the Person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Indenture Trustee which is not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment on such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if the Indenture Trustee deems such manner of payment practicable (Indenture, Section 307).

               Unless otherwise specified in the applicable Prospectus Supplement, the principal of and premium, if any, and interest on, the Debt Securities at Maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Debt Securities, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion (Indenture, Section 602).

               Registration and Transfer. Unless otherwise specified in the applicable Prospectus Supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York in The City of New York, as Security Registrar for the Debt Securities. The Company may change the place for registration of transfer and exchange of the Debt Securities and may designate one or more additional places for such registration and exchange, all at its discretion. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. The Company will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part (Indenture, Section
          305).

               Defeasance. The principal amount of any series of Debt Securities issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged if there shall have been irrevocably deposited with the Indenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of such Debt Securities, Eligible Obligations (as defined below), the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Indenture Trustee, will be sufficient, or (c) a combination of
          (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are Outstanding. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof.

               Consolidation, Merger, and Sale of Assets. Under the terms of the Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless
          (i) the corporation formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be an entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture (Indenture, Section 1101). The terms of the Indenture do not restrict the Company in a merger in which the Company is the surviving entity.

               Events of Default. Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 90 days after written notice to the Company by the Indenture Trustee, or to the Company and the Indenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series Outstanding under the Indenture as provided in the Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable Federal or State law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Indenture, Section 801).

               An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

               Remedies. If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series occurs and is continuing, then either the Indenture Trustee or the Holders of 33% in principal amount of the Outstanding Debt Securities of such series may declare the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately. If an Event of Default due to the default in the performance of any other covenants or agreements in the Indenture applicable to all Outstanding Debt Securities or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Indenture Trustee or the Holders of not less than 33% in principal amount of all Outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series, may make such declaration of acceleration. There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of the Company.

               At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

               (a) the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay

                    (1) all overdue interest on all Debt Securities of such series;

                    (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to the Indenture Trustee under the Indenture; and

               (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (Indenture, Section 802).

               Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Indenture Trustee reasonable indemnity (Indenture, Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of the Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture (Indenture, Section 812).

               No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Indenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series in respect of which an Event of Default has occurred and is continuing, considered as one class, have made written request to the Indenture Trustee, and such Holders have offered reasonable indemnity to the Indenture Trustee, to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee and (iii) the Indenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Indenture, Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Indenture, Section 808).

               The Company will be required to furnish to the Indenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture (Indenture, Section
          606).

               Modification and Waiver. Without the consent of any Holder of Debt Securities, the Company and the Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and in the Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Debt Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to Outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only (1) when the consent of the Holders of Debt Securities of such series or Tranche has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series or Tranche remain Outstanding under the Indenture; or
          (e) to provide collateral security for all but not part of the Debt Securities; or (f) to establish the form or terms of Debt Securities of any other series or Tranche as permitted by the Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Indenture Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series or Tranche; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series or Tranche of Debt Securities shall be payable, (2) all or any series or Tranche of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and the Indenture may be served; or
          (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series or Tranche in any material respect (Indenture, Section 1201).

               The Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture (Indenture, Section 607). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt Security of such series affected (Indenture, Section 813).

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Indenture, Section 1201).

               Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Holders of such Debt Securities under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Outstanding Debt Securities are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Debt Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the Outstanding Debt Security of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Security of any series or Tranche, without the consent of the Holder of each Outstanding Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series or Tranche (Indenture, Section 1202).

               The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities Outstanding under the Indenture, determined without regard to this provision) shall be disregarded and deemed not to be Outstanding.

               If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Indenture, Section 104).

               Resignation of Indenture Trustee. The Indenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Debt Securities then Outstanding delivered to the Indenture Trustee and the Company. No resignation or removal of the Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to an Indenture Trustee appointed by Act of the Holders, if the Company has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture (Indenture, Section 910).

               Notices. Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the security register therefor.

               Title. The Company, the Indenture Trustee, and any agent of the Company or the Indenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

               Governing Law. The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

               Regarding the Indenture Trustee. The Indenture Trustee under the Indenture is The Bank of New York. In addition to acting as Indenture Trustee, The Bank of New York acts as trustee under the Company's Mortgage. The Company and its subsidiaries also maintain various banking and trust relationships with The Bank of New York.


                                 EXPERTS AND LEGALITY

               The consolidated financial statements included in the latest Annual Report of the Company on Form 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said latest Annual Report of the Company on Form 10-K, and have been incorporated by reference herein in reliance upon such report given upon authority of that firm as experts in accounting and auditing.

               With respect to any unaudited condensed consolidated interim financial information included in the Company's Quarterly Reports on Form 10-Q which are or will be incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in any of their reports included in the Company's Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference, Deloitte & Touche llp did not audit and did not express an opinion on such interim financial information. Deloitte & Touche llp is not subject to the liability provisions of Section 11 of the 1933 Act for any of their reports on such unaudited condensed consolidated interim financial information because such reports were not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

               The statements made in the Company's 1996 Form 10-K under
          Part I, Item 1--Business-Regulation and Rates and Environmental Matters, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel for the Company. All of such statements are set forth or incorporated by reference herein in reliance upon the opinion of that firm given upon their authority as experts. At October 31, 1997, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,200 shares of the common stock of Texas Utilities.

               The legality of the Offered Securities will be passed upon for the Company by Worsham, Forsythe & Wooldridge, L.L.P. and by Reid & Priest LLP, New York, New York, of counsel to the Company, and for any underwriters or agents by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation, franchises, licenses and permits, the Lien of the Mortgage on property located in Texas and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P.


                                 PLAN OF DISTRIBUTION

               The Company may sell the Securities in any of three ways:
          (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities sets forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities are named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

               Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement sets forth the name of any agent involved in the offer or sale of the Offered Securities in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

               Subject to certain conditions, the Company may agree to indemnify the several underwriters or agents and their controlling persons against certain liabilities, including liabilities under the 1933 Act arising out of or based upon, among other things, any untrue statement or alleged untrue statement of a material fact contained in the registration statement, this Prospectus, a Prospectus Supplement or the Incorporated Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. See the applicable Prospectus Supplement.

               NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON, UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             The following table sets forth the expenses payable by the Company in connection with the issuance and distribution of the securities to be registered.

             Filing fee - Securities and Exchange
              Commission  . . . . . . . . . . . . . . . .  $103,250
             Fees of the Trustee  . . . . . . . . . . . .    80,000*
             Fees of Company's counsel
                 Worsham, Forsythe & Wooldridge, L.L.P. .    80,000*
                 Reid & Priest LLP  . . . . . . . . . . .    80,000*
             Auditors' fees . . . . . . . . . . . . . . .    25,000*
             Rating agencies' fees  . . . . . . . . . . .    30,000*
             Printing, including Registration Statement,
                 prospectuses, exhibits, etc. . . . . . .    10,000*
             Miscellaneous  . . . . . . . . . . . . . . .    10,000*
                                                            -------
             Total expenses . . . . . . . . . . . . . . .  $418,250*
                                                            =======

          -----------------
          *  Estimated.

          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Article IX of the Restated Articles of Incorporation of the Company provides as follows:

             "The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) from and against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

             "No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

             "The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

             Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

             Article X of the Articles of Incorporation of the Company provides as follows:

                    "A director of the Corporation shall not be liable to
             the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for:

             (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

             (b) an act or omission not in good faith that constitutes a breach of duty of a director to the Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

             (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

             (d) an act or omission for which the liability of a director is expressly provided for by statute.

          If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this
          Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification. "

             Section 18 of the Company's bylaws provides as follows:

                    "Section 18. Insurance, Indemnification and Other
             Arrangements. Without further specific approval of the shareholders of the corporation, the corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the corporation or is or was serving another entity at the request of the corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the corporation. No repeal or modification of such laws or this Section 18 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

             The Company has entered into agreements with its directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

             The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.

          ITEM 16. EXHIBITS.


                     PREVIOUSLY FILED*
                     -----------------
                   WITH FILE       AS
           EXHIBIT  NUMBER       EXHIBIT
           -------  ------       -------

           1(a)                             --  Form of Underwriting
                                                Agreement.

           1(b)                             --  Form of Distribution
                                                (Sales Agency) Agreement.

           4(a)    0-11442       4(a)       --  Restated Articles of
                   Form 10-Q                    Incorporation of the
                   June 30,                     Company.
                   1997

           4(b)    33-64694      4(c)       --  Bylaws of the Company, as
                                                amended.

           4(c)    2-90185       4(a)       --  Mortgage and Deed of
                                                Trust, dated as of
                                                December 1, 1983, between
                                                the Company and Irving
                                                Trust Company (now The
                                                Bank of New York),
                                                Trustee.

                                            --  Supplemental Indentures to
                                                Mortgage and Deed of
                                                Trust:

                                            NUMBER          DATED AS OF
                                            ------          -----------
                   2-90185       4(b)       First        April 1, 1984
                   2-92738       4(a)-1     Second       September 1, 1984
                   2-97185       4(a)-1     Third        April 1, 1985
                   2-99940       4(a)-1     Fourth       August 1, 1985
                   2-99940       4(a)-2     Fifth        September 1, 1985
                   33-01774      4(a)-2     Sixth        December 1, 1985
                   33-9583       4(a)-1     Seventh      March 1, 1986
                   33-9583       4(a)-2     Eighth       May 1, 1986
                   33-11376      4(a)-1     Ninth        October 1, 1986
                   33-11376      4(a)-2     Tenth        December 1, 1986
                   33-11376      4(a)-3     Eleventh     December 1, 1986
                   33-14584      4(a)-1     Twelfth      February 1, 1987

                      PREVIOUSLY FILED*
                      -----------------

                   33-14584      4(a)-2     Thirteenth   March 1, 1987
                   33-14584      4(a)-3     Fourteenth   April 1, 1987

                   WITH FILE       AS
           EXHIBIT  NUMBER       EXHIBIT    NUMBER          DATED AS OF
           ------- -------       -------    ------          -----------

                   33-24089      4(a)-1     Fifteenth    July 1, 1987
                   33-24089      4(a)-2     Sixteenth    September 1, 1987
                   33-24089      4(a)-3     Seventeenth  October 1, 1987
                   33-24089      4(a)-4     Eighteenth   March 1, 1988
                   33-24089      4(a)-5     Nineteenth   May 1, 1988
                   33-30141      4(a)-1     Twentieth    September 1, 1988
                   33-30141      4(a)-2     Twenty-      November 1, 1988
                                            first
                   33-30141      4(a)-3     Twenty-      January 1, 1989
                                            second
                   33-35614      4(a)-1     Twenty-      August 1, 1989
                                            third
                   33-35614      4(a)-2     Twenty-      November 1, 1989
                                            fourth
                   33-35614      4(a)-3     Twenty-      December 1, 1989
                                            fifth
                   33-35614      4(a)-4     Twenty-      February 1, 1990
                                            sixth
                   33-39493      4(a)-1     Twenty-      September 1, 1990
                                            seventh
                   33-39493      4(a)-2     Twenty-      October 1, 1990
                                            eighth
                   33-39493      4(a)-3     Twenty-      October 1, 1990
                                            ninth
                   33-39493      4(a)-4     Thirtieth    March 1, 1991
                   33-45104      4(a)-1     Thirty-      May 1, 1991
                                            first
                   33-45104      4(a)-2     Thirty-      July 1, 1991
                                            second
                   33-46293      4(a)-1     Thirty-      February 1, 1992
                                            third
                   33-49710      4(a)-1     Thirty-      April 1, 1992
                                            fourth
                   33-49710      4(a)-2     Thirty-      April 1, 1992
                                            fifth
                   33-49710      4(a)-3     Thirty-      June 1, 1992
                                            sixth
                   33-49710      4(a)-4     Thirty-      June 1, 1992
                                            seventh
                   33-57576      4(a)-1     Thirty-      August 1, 1992
                                            eighth
                   33-57576      4(a)-2     Thirty-      October 1, 1992
                                            ninth
                   33-57576      4(a)-3     Fortieth     November 1, 1992
                   33-57576      4(a)-4     Forty-first  December 1, 1992
                   33-60528      4(a)-1     Forty-       March 1, 1993
                                            second
                   33-64692      4(a)-1     Forty-third  April 1, 1993
                   33-64692      4(a)-2     Forty-       April 1, 1993
                                            fourth
                   33-64692      4(a)-3     Forty-fifth  May 1, 1993
                   33-68100      4(a)-1     Forty-sixth  July 1, 1993
                   33-68100      4(a)-3     Forty-       October 1, 1993
                                            seventh
                   33-68100      4(a)-4     Forty-       November 1, 1993
                                            eighth
                   33-68100      4(a)-5     Forty-ninth  May 1, 1994
                   33-68100      4(a)-6     Fiftieth     May 1, 1994
                   33-68100      4(a)-7     Fifty-first  August 1, 1994
                   33-83976      4(b)       Fifty-       April 1, 1995
                                            second
                   33-83976      4(c)       Fifty-third  June 1, 1995
                   33-83976      4(d)       Fifty-       October 1, 1995
                                            fourth
                   33-83976      4(e)       Fifty-fifth  March 1, 1996
                   33-83976      4(f)       Fifty-sixth  September 1, 1996

                     PREVIOUSLY FILED*
                     -----------------
                   33-83976      4(g)       Fifty-        February 1, 1997
                                            seventh

                   WITH FILE       AS
           EXHIBIT NUMBER        EXHIBIT    NUMBER          DATED AS OF
           ------- ------        -------    ------          -----------

                   0-11442       4(b)       Fifty-        July 1, 1997
                   Form 10-Q                eighth
                   June 30,
                   1997
           4(d)                              -- Form of Supplemental
                                                Indenture.

           4(e)    0-11442       4(a)        -- Indenture (For Unsecured
                   Form 10-Q                    Debt Securities), dated as
                   Sept. 30,                    of August 1, 1997, between
                   1997                         the Company and The Bank
                                                of New York, Trustee.

           4(f)    0-11442       4(b)        -- Officer's Certificate,
                   Form 10-Q                    dated August 18, 1997,
                   Sept. 30,                    establishing the Debt
                   1997                         Securities of the first
                                                series, with Form of Debt
                                                Security attached.

           4(g)                              -- Form of Officer's
                                                Certificate establishing
                                                New Debt Securities, with
                                                Form of Debt Security
                                                attached.

           5(a)                              -- Opinion of Worsham,
                                                Forsythe & Wooldridge,
                                                L.L.P., General Counsel
                                                for the Company.

           5(b)                              -- Opinion of Reid & Priest
                                                LLP, of Counsel to the
                                                Company.

           12                                -- Computation of Ratio of
                                                Earnings to Fixed Charges
					        and to Fixed Charges and
                                                Preferred Dividends
                                                of the Company.

           15                                -- Letter of Deloitte &
                                                Touche LLP regarding
                                                unaudited condensed
                                                interim financial
                                                information.

           23(a)                             -- Independent Auditors'
                                                Consent.

           23(b)                             -- Consents of Worsham,
                                                Forsythe & Wooldridge,
                                                L.L.P. and Reid & Priest
                                                LLP are contained in
                                                Exhibits 5(a) and 5(b),
                                                respectively.

           24                                -- Power of Attorney (see
                                                Page II-7).

           25(a)                             -- Statement on Form T-1 of
                                                The Bank of New York with
                                                respect to the Mortgage.

           25(b)                             -- Statement on Form T-1 of
                                                The Bank of New York with
                                                respect to the Indenture.

          ------------------------------------------
          *Incorporated herein by reference.

          ITEM 17. UNDERTAKINGS.

             a.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)    To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

             Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.

                                      SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 22nd day of December, 1997.

                                        Texas Utilities Electric Company


                                        By  /s/ Erle Nye
                                           --------------------------------
                                          (Erle Nye, Chairman of the Board
                                                and Chief Executive)

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


             SIGNATURES                        TITLE            DATE
             ----------                        -----            ----

              /s/ Erle Nye              Principal        December 22, 1997
           --------------------------   Executive
           (Erle Nye, Chairman of the   Officer and
            Board and Chief Executive)  Director


              /s/ Robert S. Shapard     Principal        December 22, 1997
           --------------------------   Financial
           (Robert S. Shapard,          Officer
           Treasurer and Assistant
           Secretary)


              /s/ Marc D. Moseley       Principal        December 22, 1997
           --------------------------   Accounting
             (Marc D. Moseley,          Officer
             Controller)


              /s/ T.L. Baker            Director         December 22, 1997
           --------------------------
             (T.L. Baker)


              /s/ D.W. Biegler          Director         December 22, 1997
           --------------------------
             (David W. Biegler)


              /s/ Barbara Curry         Director         December 22, 1997
           --------------------------
             (Barbara Curry)


              /s/ M.S. Greene           Director         December 22, 1997
           --------------------------
             (M.S. Greene)


              /s/ Michael J. McNally    Director         December 22, 1997
           --------------------------
             (Michael J. McNally)


              /s/ W.M. Taylor           Director         December 22, 1997
           --------------------------
             (W.M. Taylor)

                               EXHIBIT INDEX



                     PREVIOUSLY FILED*
                     -----------------
                   WITH FILE       AS
           EXHIBIT  NUMBER       EXHIBIT
           -------  ------       -------

           1(a)                             --  Form of Underwriting
                                                Agreement.

           1(b)                             --  Form of Distribution
                                                (Sales Agency) Agreement.

           4(a)    0-11442       4(a)       --  Restated Articles of
                   Form 10-Q                    Incorporation of the
                   June 30,                     Company.
                   1997

           4(b)    33-64694      4(c)       --  Bylaws of the Company, as
                                                amended.

           4(c)    2-90185       4(a)       --  Mortgage and Deed of
                                                Trust, dated as of
                                                December 1, 1983, between
                                                the Company and Irving
                                                Trust Company (now The
                                                Bank of New York),
                                                Trustee.

                                            --  Supplemental Indentures to
                                                Mortgage and Deed of
                                                Trust:

                                            NUMBER          DATED AS OF
                                            ------          -----------
                   2-90185       4(b)       First        April 1, 1984
                   2-92738       4(a)-1     Second       September 1, 1984
                   2-97185       4(a)-1     Third        April 1, 1985
                   2-99940       4(a)-1     Fourth       August 1, 1985
                   2-99940       4(a)-2     Fifth        September 1, 1985
                   33-01774      4(a)-2     Sixth        December 1, 1985
                   33-9583       4(a)-1     Seventh      March 1, 1986
                   33-9583       4(a)-2     Eighth       May 1, 1986
                   33-11376      4(a)-1     Ninth        October 1, 1986
                   33-11376      4(a)-2     Tenth        December 1, 1986
                   33-11376      4(a)-3     Eleventh     December 1, 1986
                   33-14584      4(a)-1     Twelfth      February 1, 1987
                   33-14584      4(a)-2     Thirteenth   March 1, 1987
                   33-14584      4(a)-3     Fourteenth   April 1, 1987
                   33-24089      4(a)-1     Fifteenth    July 1, 1987
                   33-24089      4(a)-2     Sixteenth    September 1, 1987
                   33-24089      4(a)-3     Seventeenth  October 1, 1987
                   33-24089      4(a)-4     Eighteenth   March 1, 1988
                   33-24089      4(a)-5     Nineteenth   May 1, 1988
                   33-30141      4(a)-1     Twentieth    September 1, 1988
                   33-30141      4(a)-2     Twenty-      November 1, 1988
                                            first
                   33-30141      4(a)-3     Twenty-      January 1, 1989
                                            second
                   33-35614      4(a)-1     Twenty-      August 1, 1989
                                            third
                   33-35614      4(a)-2     Twenty-      November 1, 1989
                                            fourth
                   33-35614      4(a)-3     Twenty-      December 1, 1989
                                            fifth
                   33-35614      4(a)-4     Twenty-      February 1, 1990
                                            sixth
                   33-39493      4(a)-1     Twenty-      September 1, 1990
                                            seventh
                   33-39493      4(a)-2     Twenty-      October 1, 1990
                                            eighth
                   33-39493      4(a)-3     Twenty-      October 1, 1990
                                            ninth
                   33-39493      4(a)-4     Thirtieth    March 1, 1991
                   33-45104      4(a)-1     Thirty-      May 1, 1991
                                            first
                   33-45104      4(a)-2     Thirty-      July 1, 1991
                                            second
                   33-46293      4(a)-1     Thirty-      February 1, 1992
                                            third
                   33-49710      4(a)-1     Thirty-      April 1, 1992
                                            fourth
                   33-49710      4(a)-2     Thirty-      April 1, 1992
                                            fifth
                   33-49710      4(a)-3     Thirty-      June 1, 1992
                                            sixth
                   33-49710      4(a)-4     Thirty-      June 1, 1992
                                            seventh
                   33-57576      4(a)-1     Thirty-      August 1, 1992
                                            eighth
                   33-57576      4(a)-2     Thirty-      October 1, 1992
                                            ninth
                   33-57576      4(a)-3     Fortieth     November 1, 1992
                   33-57576      4(a)-4     Forty-first  December 1, 1992
                   33-60528      4(a)-1     Forty-       March 1, 1993
                                            second
                   33-64692      4(a)-1     Forty-third  April 1, 1993
                   33-64692      4(a)-2     Forty-       April 1, 1993
                                            fourth
                   33-64692      4(a)-3     Forty-fifth  May 1, 1993
                   33-68100      4(a)-1     Forty-sixth  July 1, 1993
                   33-68100      4(a)-3     Forty-       October 1, 1993
                                            seventh
                   33-68100      4(a)-4     Forty-       November 1, 1993
                                            eighth
                   33-68100      4(a)-5     Forty-ninth  May 1, 1994
                   33-68100      4(a)-6     Fiftieth     May 1, 1994
                   33-68100      4(a)-7     Fifty-first  August 1, 1994
                   33-83976      4(b)       Fifty-       April 1, 1995
                                            second
                   33-83976      4(c)       Fifty-third  June 1, 1995
                   33-83976      4(d)       Fifty-       October 1, 1995
                                            fourth
                   33-83976      4(e)       Fifty-fifth  March 1, 1996
                   33-83976      4(f)       Fifty-sixth  September 1, 1996
                   33-83976      4(g)       Fifty-        February 1, 1997
                                            seventh
                   0-11442       4(b)       Fifty-        July 1, 1997
                   Form 10-Q                eighth
                   June 30,
                   1997
           4(d)                              -- Form of Supplemental
                                                Indenture.

           4(e)    0-11442       4(a)        -- Indenture (For Unsecured
                   Form 10-Q                    Debt Securities), dated as
                   Sept. 30,                    of August 1, 1997, between
                   1997                         the Company and The Bank
                                                of New York, Trustee.

           4(f)    0-11442       4(b)        -- Officer's Certificate,
                   Form 10-Q                    dated August 18, 1997,
                   Sept. 30,                    establishing the Debt
                   1997                         Securities of the first
                                                series, with Form of Debt
                                                Security attached.

           4(g)                              -- Form of Officer's
                                                Certificate establishing
                                                New Debt Securities, with
                                                form of Debt Security attached.

           5(a)                              -- Opinion of Worsham,
                                                Forsythe & Wooldridge,
                                                L.L.P., General Counsel
                                                for the Company.

           5(b)                              -- Opinion of Reid & Priest
                                                LLP, of Counsel to the
                                                Company.

           12                                -- Computation of Ratio of
                                                Earnings to Fixed Charges
                                                and to Fixed Charges and
                                                Preferred Dividends of the
                                                Company.

           15                                -- Letter of Deloitte &
                                                Touche LLP regarding
                                                unaudited condensed
                                                interim financial
                                                information.

           23(a)                             -- Independent Auditors'
                                                Consent.

           23(b)                             -- Consents of Worsham,
                                                Forsythe & Wooldridge,
                                                L.L.P. and Reid & Priest
                                                LLP are contained in
                                                Exhibits 5(a) and 5(b),
                                                respectively.

           24                                -- Power of Attorney (see
                                                Page II-7).

           25(a)                             -- Statement on Form T-1 of
                                                The Bank of New York with
                                                respect to the Mortgage.

           25(b)                             -- Statement on Form T-1 of
                                                The Bank of New York with
                                                respect to the Indenture.

          ------------------------------------------
          *Incorporated herein by reference.